Exhibit 24.2

POWER OF ATTORNEY

Reference is hereby made to the registration statement on Form S-4 (the “Registration Statement”) originally filed by The Pantry, Inc. (the “Company”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2013 (File No. 333-186199).

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Dennis G. Hatchell and Berry L. Epley, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Date: March 15, 2013	By:	/s/ B. Clyde Preslar
B. Clyde Preslar
Senior Vice President, Chief Financial Officer (Principal Financial Officer)